EXHIBIT 99.2

                  CERTIFICATION PURSUANT TO SECTION 906
                    OF THE SARBANES-OXLEY ACT OF 2002

I, Mark B. Cox, Chief Financial Officer of Giant Industries, Inc. ("Giant"), do hereby certify that: (a) the Quarterly Report on Form 10-Q of Giant for the quarterly period ended September 30, 2002 (the "Form 10-Q") to which this certification is being furnished as an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (b) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Giant.

Giant Industries, Inc.


By: /S/ MARK B. COX
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Name:   Mark B. Cox
Title:  Chief Financial Officer

Date:   November 13, 2002.